UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): September 13, 2005


                             ACTIVANT SOLUTIONS INC.
               (Exact name of Registrant as specified in charter)

           Delaware                      333-49389              94-2160013
 (State or other jurisdiction     (Commission file number)   (I.R.S. employer
      of incorporation)                                     identification no.)

             804 Las Cimas Parkway
                 Austin, Texas                                    78746
   (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (512) 328-2300

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

           On September 13, 2005, Activant Solutions Inc. (the "Company") consummated the merger (the "Merger") of Prophet 21, Inc. ("Prophet 21") with P21 Merger Corporation, a wholly-owned subsidiary of the Company, pursuant to which Prophet 21 became a wholly-owned subsidiary of the Company. The total consideration paid pursuant to the Agreement and Plan of Merger was approximately $215.0 million.

           The Company obtained the necessary funds to finance the acquisition through cash on hand, a capital contribution from Activant Solutions Holdings Inc., the Company's parent corporation ("Activant Holdings"), and $140.0 million through borrowings under a senior unsecured bridge loan. Further information regarding the bridge loan is set forth in Item 2.03 below.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

           FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

           On September 13, 2005, the Company entered into the Fourth Amended and Restated Credit Agreement among the Company, as borrower, Activant Holdings, as guarantor, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and bookrunners (the "Credit Agreement"). Pursuant to the Credit Agreement, the Company's prior credit facility was amended to (i) allow the Merger as a permitted transaction and (ii) increase the capacity available under the Company's revolving credit facility from $15.0 million to $20.0 million. In addition, Prophet 21, together with Prophet 21 Investment Corporation, a Delaware corporation ("P21 Investment"), Prophet 21 Canada, Inc., a Delaware corporation ("P21 Canada"), Prophet 21 New Jersey, Inc., a New Jersey corporation ("P21 New Jersey"), Distributor Information Systems Corporation, a Connecticut corporation ("DISC"), Trade Service Systems, Inc., a Pennsylvania corporation ("TSS"), and Stanpak Systems, Inc., a Massachusetts corporation ("Stanpak", and together with Prophet 21, P21 Investment, P21 Canada, P21 New Jersey, DISC and TSS, the "New P21 Subsidiary Guarantors"), and Speedware Holdings, Inc., a Delaware corporation ("Speedware Holdings"), and Speedware USA, Inc., a New York corporation ("Speedware USA", and together with Speedware Holdings, the "New Speedware Subsidiary Guarantors" and together with the New P21 Subsidiary Guarantors, the "New Subsidiary Guarantors"), were added as guarantors under the Credit Agreement.


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         SENIOR BRIDGE LOAN AGREEMENT

           On September 13, 2005, the Company entered into a Senior Bridge Loan Agreement, among Activant Holdings, as guarantor, the Company, as borrower, the several lenders from time to time party thereto, Deutsche Bank AG Cayman Islands Branch, as administrative agent, Deutsche Bank AG Cayman Islands Branch and JPMorgan Chase Bank, N.A., as initial lenders, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners (the "Bridge Loan"). The Company borrowed $140.0 million under the Bridge Loan, the entire amount of which was used to fund the purchase price paid in connection with the Merger.

           The Bridge Loan is a general, unsecured obligation of the Company, guaranteed by Activant Holdings and each of the guarantors under the Credit Agreement. The Bridge Loan bears interest, payable quarterly, at a rate of 3-month LIBOR plus 6.5%, increasing by 0.5% every three months that the Bridge Loan remains outstanding. In addition, in the event the Company's long-term debt obligations fail to meet certain ratings requirements set forth in the Bridge Loan, the interest rate will be increased by 0.75%. In any event, the maximum interest rate payable by the Company under the Bridge Loan will not exceed 12.75%, plus 0.75% if the provisions with regard to the Company's long-term debt ratings described in the preceding sentence are not satisfied, and if the interest rate exceeds 11.75% at any one time, the excess interest will be paid in kind unless the Company elects to pay it in cash.

           At any time after October 13, 2005 and prior to September 13, 2006, the Company may be required to take all reasonable actions necessary or desirable so that debt securities may be publicly offered or privately placed in an amount sufficient to repay the then outstanding principal amount of the Bridge Loan. The Company's obligations under the Bridge Loan mature on September 13, 2006, provided that, so long as certain events specified in the Bridge Loan have not occurred on or as of such date, the maturity will be automatically extended to April 1, 2010.

           The above descriptions of the Credit Agreement and Bridge Loan do not purport to be complete statements of the parties' rights and obligations under the Credit Agreement and Bridge Loan. The above descriptions are qualified in their entirety by reference to the Credit Agreement and Bridge Loan, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

SECOND SUPPLEMENT TO INDENTURE FOR FLOATING RATE NOTES DUE 2010

         On September 13, 2005, the Company and its newly acquired subsidiaries, the New P21 Subsidiary Guarantors, together with the New Speedware Subsidiary Guarantors, entered into a Second Supplemental Indenture (the "2005 Indenture Supplement") with Wells Fargo Bank, National Association, as trustee (the "Trustee"). Under the 2005 Indenture Supplement, each of the New Subsidiary Guarantors agreed to assume the covenants, agreements and undertakings of a guarantor under the Indenture, dated March 30, 2005, among the Company, the subsidiary guarantors parties thereto and the Trustee, which provides for the issuance of $120,000,000 aggregate principal amount of floating rate senior notes due 2010. A copy of the 2005 Indenture Supplement is attached to this Current Report on Form 8-K as Exhibit 4.3, and is incorporated herein by reference.

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SECOND SUPPLEMENT TO INDENTURE FOR 10 1/2% NOTES DUE 2011

           On September 13, 2005, the Company and the New Subsidiary Guarantors entered into a Second Supplemental Indenture with the Trustee (the "2003 Indenture Supplement"). Under the 2003 Indenture Supplement, each of the New Subsidiary Guarantors agreed to assume the covenants, agreements and undertakings of a guarantor under the Indenture, dated as of June 27, 2003, among the Company, the subsidiary guarantors parties thereto and the Trustee, which provides for the issuance of $157,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2011. A copy of the 2003 Indenture Supplement is attached to this Current Report on Form 8-K as Exhibit 4.4, and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

               (c)  Exhibits

               4.1 Fourth Amended and Restated Credit Agreement, dated as of September 13, 2005, among Activant Solutions Inc., as borrower, Activant Solutions Holdings Inc., as guarantor, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and bookrunners.

               4.2 Senior Bridge Loan Agreement, dated as of September 13, 2005, among Activant Solutions Holdings, Inc., Activant Solutions Inc., the several lenders from time to time party thereto, Deutsche Bank AG Cayman Islands Branch, as administrative agent, Deutsche Bank AG Cayman Islands Branch and JP Morgan Chase Bank, N.A., as initial lenders, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners.

               4.3 Second Supplemental Indenture, dated as of September 13, 2005, among Activant Solutions Inc., as issuer, Speedware Holdings, Inc., Speedware USA, Inc., Prophet 21, Inc., Prophet 21 Investment Corporation, Prophet 21 Canada, Inc., Prophet 21 New Jersey, Inc., Distributor Information Systems Corporation, Trade Service Systems, Inc. and Stanpak Systems, Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee.

               4.4 Second Supplemental Indenture, dated as of September 13, 2005, among Activant Solutions Inc., as issuer, Speedware Holdings, Inc., Speedware USA, Inc., Prophet 21, Inc., Prophet 21 Investment Corporation, Prophet 21 Canada, Inc., Prophet 21 New Jersey, Inc., Distributor Information Systems Corporation, Trade Service Systems, Inc. and Stanpak Systems, Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ACTIVANT SOLUTIONS INC.


Date:  September 19, 2005                By:  /s/  Greg Petersen
                                              ----------------------------------
                                         Name:   Greg Petersen
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer













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